Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-163235 of our report dated March 23, 2009 (May 15, 2009 as to the effect of the restatement in Note 2), relating to the consolidated financial statements and financial statement schedule of Medidata Solutions, Inc. and subsidiaries appearing in the Prospectus, which is a part of such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York

December 2, 2009